Exhibit 99.1

July 13, 2021

SES, a Lithium-Metal battery supplier for electric vehicles, to list on NYSE via combination with Ivanhoe Capital Acquisition Corp. (NYSE: IVAN)

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Transaction will create first publicly-traded, hybrid Lithium-Metal battery supplier combining high-energy density with efficient manufacturability at scale

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Upon closing, combined company to trade under symbol “SES”

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Pro forma implied equity value of combined company of approximately $3.6 billion, inclusive of a $300 million earn-out

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Transaction expected to provide SES up to $476 million in gross proceeds to fund expansion plans, including $200 million from fully-committed common stock PIPE at $10.00 per share

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PIPE anchor investors include several leading automakers: General Motors, Hyundai Motor Company, Geely Holding Group, Kia Corporation, and SAIC Motor

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Other PIPE investors include Koch Strategic Platforms, LG Technology Ventures, Foxconn, Vertex Ventures, Fidelity Investments Canada ULC (certain funds), and Franklin Templeton

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Existing SES investors include SK Inc., General Motors, Hyundai Motor Company, Kia Corporation, Temasek, Tianqi Lithium, Vertex Ventures, Applied Materials, and SAIC Motor

New York, New York, July 13, 2021 – Ivanhoe Capital Acquisition Corp. (“Ivanhoe”) (NYSE: IVAN), a publicly-listed special purpose acquisition company (SPAC), today announced it has entered into a definitive agreement for a business combination with SES Holdings Pte. Ltd. (“SES”), the world leader in the development and manufacturing of high-performance hybrid Lithium-Metal (Li-Metal) rechargeable batteries for electric vehicles (“EVs”).

The transaction will create the first publicly-traded hybrid Li-Metal battery company that combines the high energy density of Li-Metal with cost effective manufacturability at scale. The transaction is supported by strategic investors and global automakers that include General Motors (NYSE: GM), Hyundai Motor Company (KS: 005380) and Kia Corporation (KS: 000270), all of which are parties to existing automotive A-sample joint development agreements (“JDA”) with SES, as well as Geely Holding Group (HK: 0175), SAIC Motor (SHA: 600104), LG Technology Ventures, and Foxconn (2354.TW), key global automakers and battery cell manufacturers in Asia, the world’s largest EV market.

Upon completion of the proposed transaction, the combined company will operate under the SES name and be listed on the New York Stock Exchange under the ticker symbol “SES”.

The transaction values the combined company at a pro forma implied equity value of approximately $3.6 billion (inclusive of a $300 million earn-out) with total expected gross proceeds of $476 million (assuming no redemptions by Ivanhoe’s public shareholders). Including expected transaction proceeds and existing cash on SES’s balance sheet, SES is expected to have over $600 million of cash at transaction close, which will help fund the company’s future growth and transition into its commercialization phase in 2025.

Founded in 2012 as a spin-out company of the Massachusetts Institute of Technology, SES operates two battery-prototyping facilities in the U.S. and China. The company’s hybrid Li-Metal battery is expected to enable the next generation of high-range and affordable EVs. The hybrid Li-Metal approach provides the superior energy density of Li-Metal via the proven manufacturing efficiencies of lithium-ion batteries.

SES’s hybrid Li-Metal batteries use a high-energy-density Li-Metal anode, a protective anode coating, a proprietary high-concentration solvent-in-salt liquid electrolyte, and artificial intelligence (“AI”) safety features that allow for greater performance and manufacturing efficiencies than today's all-solid-state Li-Metal batteries. SES entered into its joint development agreement with Hyundai and Kia in May 2021 to develop “A-Sample” Li-Metal batteries for Hyundai’s EVs. This followed the March 2021 announcing of a joint development agreement with General Motors, a supporter of SES since 2015, to deliver a high-performance “A-Sample” Li-Metal EV battery at a new pre-production manufacturing facility in the Boston, Massachusetts area.

“We are excited to announce our partnership with Ivanhoe and Robert Friedland, both to debut as a public company and to build a long-term sustainable battery ecosystem for the auto industry,” said Dr. Qichao Hu, SES Founder and CEO. “SES’s Li-Metal battery performance has been verified by two independent third-party testing facilities, and multiple automakers. Our battery performance is industry-leading under the full range of automotive operating environment and temperature, and is capable of delivering energy density of 400 Wh/kg with fast charge capability up to 80% in less than 15 minutes while meeting cycle life and safety requirements for electric vehicles. Our partnerships with world-class automakers like General Motors, Hyundai and Kia will further accelerate the commercialization of our technology, and position our company to emerge as the leading Li-Metal battery supplier to more global automakers starting in 2025,” added Dr. Hu.

“We are pleased to partner with SES, and have been extremely impressed by its talented team and its superior technical, academic and manufacturing expertise,” said Robert Friedland, Ivanhoe’s Founder, Chairman and Chief Executive Officer. “As part of our diligence, we retained several of the world’s leading battery advisors to assess SES’s approach to Li-Metal batteries as well as commissioning independent third-party testing of the performance of its technology. As a result of our review, we concluded that SES’s approach to Li-Metal batteries has led to it being the most competitive industry player today when measured by performance. This, together with its overall economics and wide-scale commercialization plan with key automakers, means that SES is the only next generation battery technology company that will be successful in commercializing its batteries by the middle of the decade. It provides an incredibly attractive opportunity for the industry and our stakeholders to play a key role in the generation defining electrification revolution now underway.”

Transaction Summary

The business combination values the combined company at an implied $3.6 billion pro forma equity value, inclusive of a $300 million earn-out, at a $10.00 per share price and assuming no redemptions by Ivanhoe's public shareholders and excluding certain sponsor shares that are subject to stock price-based vesting. The combined company is expected to receive up to $476 million of gross proceeds from a combination of a fully committed common stock PIPE (private investment in public equity) offering of $200 million at $10.00 per share, along with the approximately $276 million cash held in Ivanhoe’s trust account assuming no redemptions by Ivanhoe's public shareholders.

All existing SES equity holders will roll all their equity holdings into the combined company. The boards of directors of both SES and Ivanhoe have unanimously approved the proposed business combination, which is expected to be completed in the third or fourth quarter of 2021 subject to, among other things, the approval by Ivanhoe’s shareholders and the satisfaction or waiver of other customary closing conditions. Investors in the PIPE transaction include Koch Strategic Platforms, Hyundai Motor Company, Geely Holding Group, Kia Corporation, General Motors, LG Technology Ventures, Vertex Ventures, Foxconn, SAIC Motor, Fidelity Investments Canada ULC (certain funds), and Franklin Templeton.

Additional information about the proposed transaction, including a copy of the business combination agreement and investor presentation, will be provided in a Current Report on Form 8-K to be filed by Ivanhoe today with the United States Securities and Exchange Commission and available at www.sec.gov as well as online at www.launch.ses.ai/investors/.

Advisors

Goldman Sachs & Co. LLC is serving as exclusive financial advisor, and White & Case LLP is serving as legal advisor to SES. Morgan Stanley & Co. LLC is serving as sole placement agent on the PIPE offering and as exclusive financial advisor to Ivanhoe, and Kirkland & Ellis LLP is serving as legal advisor to Ivanhoe. ICR, LLC is serving as communications advisor for SES.

Webcast and Conference Call Information

SES and Ivanhoe will host a joint investor conference call to discuss the proposed transaction today, July 13, 2021, at 8:30 AM ET. To listen to the conference call via telephone dial 877-451-6152 (U.S.) and 201-389-0879 (international callers/U.S. toll) and enter the conference ID number 13720990. To listen to the webcast, please click here. A telephone replay will be available until July 20, 2021 and can be accessed by dialing 844-512-2921 (domestic toll-free number) or 412-317-6671 (international) and providing the pin number: 13720990.

About Ivanhoe Capital Acquisition Corp.

Ivanhoe Capital Acquisition Corp. (NYSE: IVAN) is a special purpose acquisition company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Ivanhoe was formed to seek a target in industries related to the paradigm shift away from fossil fuels towards the electrification of industry and society.

About SES

SES is the world leader in development and manufacturing of high-performance Li-Metal batteries for automotive and transportation applications. Founded in 2012, SES is an integrated Li-Metal battery manufacturer with strong capabilities in material, cell, module, AI-powered safety algorithms, and recycling. Formerly known as SolidEnergy Systems, SES is headquartered in Singapore and has operations in Boston, Shanghai and Seoul.

Information contacts

For investor and media inquiries, please contact: info@ivanhoecapitalacquisition.com.

Forward-looking statements

All statements other than statements of historical facts contained in this press release are “forward-looking statements.” Forward-looking statements can generally be identified by the use of words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “target” and other similar expressions that predict or indicate future events or events or trends that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the development and commercialization of SES’s products, the amount of capital and other benefits to be provided by the transaction, estimates and forecasts of other financial and performance metrics, and projections of market opportunity and market share. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of SES's and Ivanhoe's management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions, and such differences may be material. Many actual events and circumstances are beyond the control of SES and Ivanhoe. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions; the inability of the parties to successfully or timely consummate the business combination, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the business combination or that the approval of the shareholders of SES or Ivanhoe is not obtained; the failure to realize the anticipated benefits of the business combination; risks relating to the uncertainty of the projected financial information with respect to SES; risks related to the development and commercialization of SES's battery technology and the timing and achievement of expected business milestones; the effects of competition on SES's business; the risk that the business combination disrupts current plans and operations of Ivanhoe and SES as a result of the announcement and consummation of the business combination; the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and retain its management and key employees; risks relating SES’s history of no revenues and net losses; the risk that SES’s joint development agreements and other strategic alliances could be unsuccessful; risks relating to delays in the design, manufacture, regulatory approval and launch of SES’s battery cells; the risk that SES may not establish supply relationships for necessary components or pay components that are more expensive than anticipated; risks relating to competition and rapid change in the electric vehicle battery market; safety risks posed by certain components of SES’s batteries; risks relating to machinery used in the production of SES’s batteries; risks relating to the willingness of commercial vehicle and specialty vehicle operators and consumers to adopt electric vehicles; risks relating to SES’s intellectual property portfolio; the amount of redemption requests made by Ivanhoe's public shareholders; the ability of Ivanhoe or the combined company to issue equity or equity-linked securities or obtain debt financing in connection with the business combination or in the future and those factors discussed in Ivanhoe's annual report on Form 10-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 31, 2021, under the heading "Risk Factors," and other documents of Ivanhoe filed, or to be filed, with the SEC relating to the business combination. If any of these risks materialize or Ivanhoe's or SES's assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither Ivanhoe nor SES presently know or that Ivanhoe and SES currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Ivanhoe's and SES's expectations, plans or forecasts of future events and views only as of the date of this press release. Ivanhoe and SES anticipate that subsequent events and developments will cause Ivanhoe's and SES's assessments to change. However, while Ivanhoe and SES may elect to update these forward-looking statements at some point in the future, Ivanhoe and SES specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Ivanhoe's and SES's assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Additional Information

This press release relates to the proposed business combination between Ivanhoe and SES. This press release does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Ivanhoe intends to file a Registration Statement on Form S-4 with the SEC, which will include a document that serves as a joint prospectus and proxy statement, referred to as a proxy statement/prospectus. A proxy statement/prospectus will be sent to all Ivanhoe shareholders. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom. Ivanhoe will also file other documents regarding the proposed business combination with the SEC. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF IVANHOE ARE URGED TO READ THE REGISTRATION STATEMENT, THE PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED BUSINESS COMBINATION AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED BUSINESS COMBINATION.

Investors and security holders will be able to obtain free copies of the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by Ivanhoe through the website maintained by the SEC at www.sec.gov. The documents filed by Ivanhoe with the SEC also may be obtained free of charge upon written request to Ivanhoe Capital Acquisition Corp., 1177 Avenue of the Americas, 5th Floor, New York, New York 10036.

Participants in the Solicitation

Ivanhoe, SES and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Ivanhoe’s shareholders in connection with the proposed business combination. You can find information about Ivanhoe’s directors and executive officers and their interest in Ivanhoe can be found in Ivanhoe’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on March 31, 2021. A list of the names of the directors, executive officers, other members of management and employees of Ivanhoe and SES, as well as information regarding their interests in the business combination, will be contained in the Registration Statement on Form S-4 to be filed with the SEC by Ivanhoe. Additional information regarding the interests of such potential participants in the solicitation process may also be included in other relevant documents when they are filed with the SEC. You may obtain free copies of these documents from the sources indicated above.